UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction	Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5208 N.E. 122nd Avenue, Portland, Oregon		97230

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On May 31, 2007, TRM Corporation (the “Company”) entered into a retainer agreement with Jeffrey Brotman, the Chairman of the Board of Directors (the “Retainer Agreement”). As previously disclosed in a Current Report on Form 8-K filed on May 22, 2007, Mr. Brotman resigned as the Company’s President and Chief Executive Officer effective on June 15, 2007.
     Under the Retainer Agreement, Mr. Brotman will receive annual base compensation of $225,000, which will be reviewed annually by the Compensation Committee to determine if the amount should be increased. Mr. Brotman is also eligible to receive an annual bonus each year in an amount determined by a majority of the Board of Directors or the Compensation Committee. The Retainer Agreement provides that in the event that any amounts under the Retainer Agreement would constitute “excess parachute payments,” Mr. Brotman will be provided with a gross-up payment from the Company.
     If Mr. Brotman is removed from his position as Chairman at any time within three months before or twelve months after the occurrence of a change of control of the Company (as that term is defined in the Retainer Agreement), except for cause (as that term is defined in the Retainer Agreement), (i) all of his stock options and restricted stock will vest upon the date of his termination and will be exercisable for ten years and (ii) the Company will pay him an amount equal to the average of his highest three years of base compensation plus annual bonus multiplied by 2.99. If Mr. Brotman terminates his service with the Company within one year after a change of control, the Company will pay him an amount equal to his highest three years of base compensation plus annual bonus multiplied by 2.99. If Mr. Brotman is removed as Chairman or as a director for cause (as that term is defined in the Retainer Agreement), the Company will not have any further obligation to Mr. Brotman for base compensation, annual bonus or any other form of compensation other than (i) amounts of base compensation accrued through the effective date of removal and (ii) reimbursement of documented expenses incurred before his removal. If Mr. Brotman is removed as Chairman but not as a director, Mr. Broman will be entitled to the compensation generally provided by the Company to its non-employee directors. Mr. Brotman’s Retainer Agreement also contains non-competition and confidentiality covenants that extend for twelve months following termination of his service as Chairman.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION

	By:	/s/ Richard B. Stern
	Name:	Richard B. Stern
Date: June 5, 2007	Title:	Chief Operating Officer

3